UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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TCP CAPITAL CORP.
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ANNUAL REPORT 2015

DIVERSIFIED INVESTMENT PORTFOLIO


Software Publishing 15.1%
Computer Systems Design & Related Services 6.4%
Nondepository Credit Intermediation 5.3%
Business Support Services 4.3%
Insurance Carriers 4.0%
Radio & TV Broadcasting 4.0%
Air Transportation 3.9%
Hospitals 3.5%
Scientific R&D Services 3.4%
Chemicals 2.9%
Financial Investment Activities 2.9%
Telecom 2.9%
Textile Furnishings Mills 2.8%
Wireless Telecom Carriers 2.8%
Data Processing & Hosting Services 2.4%
Advertising & PR Services 2.2%
Utility System Construction 2.1%
Management, Scientific & Technical Consulting Services 2.0%
Apparel Manufacturing 2.0%
Other Information Services 2.0%
Other Manufacturing 2.0%
Electronic Component Manufacturing 1.9%
Oil & Gas Extraction 1.7%
Retail 1.7%
Communications Equipment Manufacturing 1.6%
Computer Equipment Manufacturing 1.6%
Lessors of Nonfinancial Licenses 1.6%
Accounting, Tax & Payroll Services 1.3%
Restaurants 1.3%
Electrical Equipment Manufacturing 1.1%
Other 7.3%

PORTFOLIO IN SENIOR SECURED DEBT

96%

WEIGHTED AVERAGE EFFECTIVE YIELD*

10.9%

DEBT INVESTMENTS WITH FLOATING RATE

80%

PORTFOLIO FAIR VALUE

$1.2 billion

PORTFOLIO GROWTH SINCE IPO


$1200m
$1000m
$800m
$600m
$400m
$200m
FLOATING RATE DEBT
FIXED RATE DEBT
EQUITY
Q2 2012
Q3
Q4
Q1 2013
Q2
Q3
Q4
Q1 2014
Q2
Q3
Q4
Q1 2015
Q2
Q3
Q4

*Weighted average annual effective yield includes amortization of deferred debt origination and exit fees and accretion of original issue discount, but excludes market discount, any prepayment and make-whole fee income, and any debt investments on non-accrual status.

2015 IN REVIEW IPO Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 $0.34 $0.69 $1.09 $1.49 $1.85 $2.21 $2.62 $2.98 $3.39 $3.75 $4.16 $4.52 $4.88 $5.24 $5.60 2012 2013 2014 2015 We paid dividends of $1.44 per share and out-earned our dividends by $0.19 per share – continuing our record of more than covering each regular dividend since our IPO. We expanded and ext ended our existing credit facilities. $116m SVCP Revolver maturity extended to July 31, 2018 maturity date extended to March 6, 2020 $100.5m Preferred Interests converted to term loan with maturity date of July 31, 2018 TCPC Funding Facility commitment increased to $350m accordion feature expanded to $400m And our board of directors renewed our $50 million share repurchase plan. CUMULATIVE DIVIDEND PAID PER SHARE SINCE IPO

TCP Capital’s portfolio strength and high levels of recurring income directly correlate to our team’s commitment to a rigorous investment process that seeks to deliver high risk-adjusted returns while preserving capital over the long term. DEAR FELLOW SHAREHOLDERS: 2015 was a year of many accomplishments that reflect our long-term history of successfully investing in middle-market companies throughout all types of market cycles. As of December 31, 2015, our highly diversified portfolio had a fair value of $1.2 billion invested in 88 companies across numerous industries. Our largest position represented just 3.7% of total investments, portfolio credit quality remained strong, and floating rate credits comprised approximately 80% of our debt portfolio at year-end. TCP Capital’s portfolio strength and high levels of recurring income directly correlate to our team’s commitment to a rigorous investment process that seeks to deliver high risk-adjusted returns while preserving capital over the long term. By focusing on our core strategy, we are pleased to report the following highlights and achievements for 2015: • We paid dividends of $1.44 per share. • We substantially out-earned our dividends by $0.19 per share, continuing our record of more than covering each regular dividend since our IPO in 2012. • We enhanced our financing flexibility across our diversified set of funding sources. • We repurchased shares at times when TCPC shares traded below net asset value (NAV) during the year through our $50 million share repurchase program. Looking to the future, we believe TCP Capital is uniquely positioned for continued success for several reasons. First, our 19 industry-focused groups target opportunities from middle-market companies that have sustainable competitive advantages along with significant cash flow and/or significant asset coverage or enterprise value. Middle-market companies, with annual revenue between $10 million and $1 billion, account for roughly one-third of total employment and GDP in the United States and generate approximately $10 trillion in annual revenue. Post-crisis regulations have substantially reduced liquidity in credit markets, a trend that continues into 2016, and as a result, we are seeing numerous transaction opportunities across many sectors. We are enthusiastic about the long-term outlook for this large and underserved market as middle-market companies seek capital to invest in growth initiatives.

Through effective portfolio management and c apital allocation, TCP Capital has established a robust platform and produced a strong track record of positive performance. Second, we have a well-diversified origination platform that enables us to identify and evaluate a variety of opportunities that are not generally available to many of our competitors. Collectively, our highly experienced team of more than 80 people has significant experience. Since inception, we have invested more than $15.5 billion in over 400 companies. This expertise is utilized in our highly disciplined and selective approach to new investments. With our scalable structure and distinctive investment process, TCP has tangible competitive advantages in sourcing transactions and gaining the trust of management teams, business owners, and their advisors. Third, our focus on senior secured loans, most of which are floating-rate, positions us with a relatively low overall risk profile and the potential for continuing strong portfolio performance. Fourth, our low cost of capital and diverse funding sources reflect attractively priced leverage and financing flexibility comprised of convertible notes, a term loan, revolving credit facilities, and a long-term SBA leverage program. Finally, as our actions and results show, the interests of TCP’s leadership are closely aligned with our shareholders. We continue to invest alongside our shareholders and have a fee structure that is one of the most shareholder-friendly in the business. Through effective portfolio management and capital allocation, TCP Capital has established a robust platform and produced a strong track record of positive performance. We are excited about the future and believe we are well-positioned to deliver sustainable and attractive returns to our shareholders. On behalf of our board of directors and colleagues, we would like to thank all of our fellow shareholders for your continuing support. Howard M. Levkowitz Chairman of the Board & Chief Executive Officer, TCP Capital Managing Partner, Tennenbaum

BOARD OF DIRECTORS Howard M. Levkowitz Chairman of the Board & Chief Executive Officer, TCP Capital Corp. (“TCP Capital”) Managing Partner, Tennenbaum Capital Partners, LLC (“Tennenbaum”) Rajneesh Vig President & Chief Operating Officer, TCP Capital Managing Partner, Tennenbaum Eric J. Draut Director Franklin R. Johnson Director Peter E. Schwab Director Brian F. Wruble Director MANAGEMENT Howard M. Levkowitz Chairman of the Board & Chief Executive Officer, TCP Capital Managing Partner, Tennenbaum Rajneesh Vig President & Chief Operating Officer, TCP Capital Managing Partner, Tennenbaum Paul L. Davis Chief Financial Officer, TCP Capital Chief Financial Officer, Tennenbaum Elizabeth Greenwood Secretary & Chief Compliance Officer, TCP Capital General Counsel & Chief Compliance Officer, Tennenbaum Erik L. Cuellar Controller, TCP Capital Investment Company Controller, Tennenbaum Todd Jaquez-Fissori Managing Director, TCP Capital Managing Director, Tennenbaum INVESTMENT COMMITTEE VOTING MEMBERS Mark K. Holdsworth Operating Partner, Tennenbaum Michael E. Leitner Managing Partner, Tennenbaum Howard M. Levkowitz Chairman of the Board & Chief Executive Officer, TCP Capital Managing Partner, Tennenbaum Philip M. Tseng Managing Partner, Tennenbaum Rajneesh Vig President & Chief Operating Officer, TCP Capital Managing Partner, Tennenbaum

ANNUAL MEETING OF STOCKHOLDERS TCP Capital Corp.’s shareholders are invited to attend our 2016 Annual Meeting of Shareholders, which will be held on May 19, 2016 at 9:00 a.m. Pacific Time. The meeting will be held at the DoubleTree Suites, 1707 Fourth Street, Santa Monica, California 90401-3310. CORPORATE HEADQUARTERS TCP Capital Corp. 2951 28th Street, Suite 1000 Santa Monica, CA 90405 Telephone: (310) 566-1094 www.tcpcapital.com INVESTOR AND MEDIA CONTACT Jessica Ekeberg, Global Investor Relations Telephone: (310) 566-1094 Email: investor.relations@tcpcapital.com STOCK EXCHANGE TCP Capital Corp.’s common stock is listed on the NASDAQ Global Select Market under the symbol “TCPC.” TRANSFER AGENT Wells Fargo Shareowner Services Telephone: (800) 468-9716 Outside the U.S.: (651) 450-4064 www.shareowneronline.com Forward-Looking Statements: Certain statements herein that are neither reported financial results nor other historical information are forward-looking statements. We have based the forward-looking statements included in this report on information available to us on the date of this report, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the SEC.

2951 28TH STREET, SUITE 1000 SANTA MONICA, CA 90405 TEL: (310) 566-1094 WWW.TCPCAPITAL.COM